Exhibit 10.6

SETTLEMENT AGREEMENT
This Settlement Agreement ("Agreement") executed this 23rd day of September, 2015 with an effective date as of the ____ day of July, 2015 by and between the Bluestone Advisors, LLC ("Bluestone"), Blackhawk Properties, LLC ("Blackhawk"), Banyan Investment Company LLC ("Banyan"), The Mark and Nancy Peterson Foundation ("Foundation"), Tyumen Holdings, LLC ("Tyumen") and with Jeffrey Peterson ("Peterson") collectively ("Peterson Affiliates"), and the ActiveCare, Inc., a Delaware corporation ("ActiveCare" or "Company"), is entered into effective as of the date indicated in Section 5, below.  Each of BlueStone, Peterson and ActiveCare are sometimes referred to as a "Party" and collectively they are sometimes referred to as the "Parties".
RECITALS
WHEREAS, From March 2014 through June 2014, Peterson Affiliates loaned or advanced to the Company under a factor agreement, cash in the aggregate amount outstanding principal and additional extensions of $1,721,100 which amounts are currently in default ("Factor Default") and,
WHEREAS, Peterson Affiliates made additional cash advances on behalf of the Company in the aggregate amount outstanding of $1,303,135, which amounts are currently in default ("Default Advances"); and
WHEREAS, the Company owes Bluestone unpaid contract amounts of $25,462 (the "Contract Amounts"); and
WHEREAS, ActiveCare and Peterson Affiliates now wish fully and finally to settle and resolve any and all actual or potential disputes in connection with the payments owed Peterson Affiliates as described herein, on the conditions and terms contained in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties enter into this Agreement, and agree as follows:
1.            Incorporation of the Recitals.  All of the recitals set forth above are made a part of this Agreement and incorporated herein as if set at length in the text of this Agreement.
2.            Settlement Payments.  In consideration of the issuance of a total of 6,000,000 shares of ActiveCare common stock ("Common Stock") to Tyumen Holdings, LLC upon execution of this Agreement, Peterson Affiliates agree to make the following concessions and agreements:
The Factor Default totaling $1,721,100 in principal ("Note 1") shall be issued 2,000,000 shares of Common Stock for being moved to default status, along with 1,000,000 shares issued to extend due date as described below, the Default Advances totaling $1,303,135 in principal ("Note 2") shall be issued 2,000,000 of Common Stock for advancing such funds, along with 1,000,000 shares of Common Stock issued to extend due date as described below; and the Contract Amounts totaling $25,462 ("Note 3") and, with Notes 1, 2 and 3 shall be and hereby are amended as follows:
(a)            the due date for payment of all amounts due and owing under the Note 1 and Note 2 is hereby extended to January 1, 2017;
(b)            interest on the unpaid principal and accrued interest under the Note 1, Note 2, and Note 3 shall continue to accrue from September 1, 2015 until paid in full at the rate of 18% per annum;

(c)            in the event of a default under any Note, all unpaid principal and accrued interest thereunder shall accrue interest from the date of default to a default rate of 24% per annum until paid in full.
(d)            The principle and interest which shall accrue and is owing under Note 1 and Note 2 shall be convertible, at the option of the holder, at $.30 per common share, in whole or in part.
3.            Notices.  Any notice, request, direction or demand given or made under this Agreement shall be in writing, shall be sent to the Parties at their respective addresses set forth below and shall be delivered personally, by Federal Express or other reputable overnight national courier service, by electronic mail, or by certified U.S. Mail, return receipt requested, and shall be deemed given upon (i) actual receipt, in the case of personal delivery or electronic mail, (ii) the fourth business day after being deposited in the U.S. mail, in the case of certified U.S. Mail, return receipt requested delivery, or (iii) the next business day after being deposited with Federal Express or another reputable overnight courier:
To BlueStone and Peterson:
c/o Jeff Peterson
539 Blackhawk Lane
Alpine, UT 84004
bluestonecapital@gmail.com
To ActiveCare:
ActiveCare, Inc.
Attention: President/CEO
1365 West Business Park Drive
Orem, UT 84058
Any Party hereto may, at any time, change its above-noted contact information by remitting to the other Party hereto, seven (7) days' written notice of such new contact information to be used for the purpose of this Agreement.
4.            Effective Date.  The effective date of this Agreement shall be the date on which it has been fully executed by all of the Parties.

5.            Entire Agreement, Amendment, Severability and Choice of Law.  This Agreement constitutes the sole and complete understanding and agreement between the Parties.  The Parties acknowledge that, in executing this Agreement, they are not relying on any representation or statement made to them by any person with regard to any obligations under or provisions of this Agreement, except as explicitly set forth in this Agreement.  This Agreement may not be amended except in writing signed by the Parties or their authorized attorneys.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Utah, without regard to its conflicts of laws provisions.  The Parties submit to and recognize the jurisdiction of the courts of the State of Utah over any action or other proceeding arising out of or in connection with this Agreement.  If any provision of this Agreement herewith conflicts with applicable law, such provision shall be deemed severed from this Agreement, and the balance thereof shall remain in full force and effect.
6.            Headings.  The headings used herein are for the convenience of the Parties only and shall not be used to interpret the terms of this Agreement.
7.            Voluntary Agreement.  The Parties agree and acknowledge that (a) they have each had an adequate opportunity to review this Agreement and all of its terms, and have been represented and advised by legal counsel of their choice with respect to this Agreement; (b) they understand all of the terms of this Agreement, and agree and acknowledge that such terms are fair, reasonable, and are not the result of any fraud, duress, coercion, pressure, or undue influence exercised by or on behalf of any of the Parties; and (c) they have agreed to and entered into this Agreement and all of the terms hereof knowingly, freely, and voluntarily.
8.            Authority to Bind.  The signatories to this Agreement each warrant, represent, and promise that they each possess the power and authority to execute this Agreement on behalf of, and as such, to bind, the individuals and/or entities on whose behalf they have executed this Agreement.
9.            Limitation on Remedies.  In the event of any breach of this Agreement by any Party hereto, no Party shall be entitled to rescission or punitive damages, it being agreed that the sole remedy shall be for actual damages incurred.
10.            Construction.  It is the intent of the Parties hereto that no part of this Agreement is to be construed against any Party because of the identity of the drafter.
11.            Counterparts.  This Agreement may be executed in one or more counterparts by some or all of the Parties hereto, and (i) each such counterpart shall be considered an original, and all of which together shall constitute a single Agreement, (ii) the exchange of executed copies of this Agreement by Portable Document Format (PDF) transmission shall constitute effective execution and delivery of this Agreement as to the Parties for all purposes, and (iii) signatures of the Parties transmitted by PDF shall be deemed to be their original signatures for all purposes.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.
Dated:  July ____, 2015                                                      ActiveCare, Inc.
By:
Its:

Dated:  July ___, 2015                                                      BlueStone Advisors, LLC
By:
Its:

Dated:  July ___, 2015                                                      Jeffrey Peterson (et. al.)